SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2006

GENEX PHARMACEUTICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-102118	98-0383571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Guangyin Building, Youyibeilu, Hexi District,
Tianjin City, China 300074
 (Address of principal executive offices) (Zip Code)

86-22-233-70440
(Registrant's telephone number, including area code)

KS E-Media Holdings, Inc.
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Change in Registrant's Certifying Accountant

Effective March 29, 2006, GC Alliance Limited ("GC Alliance") resigned as the Registrant's principal accountant engaged to audit the Registrant's financial statements. Previously, GC Alliance had replaced Kabani & Company, which had reported on the Registrant's financial statements for the years ended December 31, 2004 and December 31, 2003 and was dismissed by the Registrant effective November 16, 2005. GC Alliance resigned because it will not be able to complete the process of demonstrating to the Office of the Chief Accountant, prior to the date when the Registrant's Annual Report on Form 10-KSB for its fiscal year ended December 31, 2005 is required to be filed, that it has the requisite knowledge and experience in applying US GAAP, PCAOB Standards, SEC financial reporting rules and SEC independence requirements. GC Alliance has provided the Registrant with a letter, a copy of which is filed as an exhibit with this Form 8-K, which confirms its agreement with the statements made by the Registrant in this paragraph. There were no disagreements with GC Alliance and it had not audited the Registrant's financial statements for any period.

Effective March 29, 2006, the Registrant retained the firm of Schwartz Levitsky Feldman LLP as the auditors of the Registrant for the fiscal year ended December 31,2005. The Registrant has been advised by Schwartz Levitsky and Feldman LLP that it is a firm which has demonstrated its knowledge and experience in applying the above specified standards, rules and requirements to the Office of the Chief Accountant.

Item 9.01 Financial Statements and Exhibits

Exhibits

16.1 Letter of GC Alliance Limited dated April 4, 2006, regarding the change in certifying accountant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENEX PHARMACEUTICAL, INC.
Date: April 4, 2006	By:

/s/ Fuzhi Song
Fuzhi Song
Chief Executive Officer